As filed with the Securities and Exchange Commission on October 12, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

J.P. Morgan Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-1520502
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

270 Park Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
JPMorgan Ultra-Short Municipal ETF, shares of beneficial interest	Cboe BZX Exchange, Inc.

Securities Act registration statement file number to which this form relates: 333-191837.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, par value $0.0001 per share (“Shares”), of the JPMorgan Ultra-Short Municipal ETF of J.P. Morgan Exchange-Traded Fund Trust (the “Registrant”) is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (“Registration Statement”) (Securities Act file number 333-191837; Investment Company Act file number 811-22903), as filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Funds is hereby also incorporated by reference herein.

Item 2.   Exhibits

(a)(1)

Certificate of Trust dated February 25, 2010. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 21, 2013 (Accession Number 0001193125-13-405484).

(a)(2)

Amended and Restated Declaration of Trust dated February 19, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 25, 2014 (Accession Number 0001193125-14-067429).

(a)(3)

Amended Schedule A to the Amended and Restated Declaration of Trust as of September 19, 2018. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 25, 2018 (Accession Number (0001193125-18-282608).

(b)

Amended and Restated By-Laws dated February 19, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 25, 2014 (Accession Number 0001193125-14-067429).

(99)(a)

Power of Attorney for the Trustees and Treasurer. Incorporated herein by reference to the Registrant’s Registration of Securities as filed with the Securities and Exchange Commission on October 30, 2014 (Accession Number 0001193125-14-388645).

(99)(b)

Power of Attorney for Joanna Gallegos. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 4, 2017 (Accession Number 0001193125-17-248496).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

Date: October 12, 2018	By:	Joanna Gallegos*
Name: Joanna Gallegos
Title: President and Principal Executive Officer

*By:	/s/ Zachary Vonnegut-Gabovitch
Zachary Vonnegut-Gabovitch Attorney-in-Fact